EXHIBIT 23

CONSENT OF PIERCY BOWLER TAYLOR & KERN CERTIFIED PUBLIC ACCOUNTANTS

Board of Directors
Full House Resorts, Inc.
Las Vegas, Nevada

We consent to the incorporation by reference in the registration statement of Full House Resorts, Inc. on Form S-8 (File No. 333-29299) of our report dated March 5, 2013, included in this Annual Report on Form 10-K, on the consolidated financial statements of Full House Resorts, Inc. and Subsidiaries as of and for the years ended December 31, 2012 and 2011.

/s/ Piercy Bowler Taylor & Kern

Piercy Bowler Taylor & Kern,
Certified Public Accountants
Las Vegas, Nevada

March 5, 2013